Exhibit 99.1

Ceridian Reports First Quarter 2018 Results

•	Cloud revenue of $125.2 million, up 38.0% year-over-year

•	Total revenue of $208.9 million, up 11.7% year-over-year

•	HCM operating profit of $27.3 million, up 150.5% year-over-year

•	HCM Adjusted EBITDA of $43.6 million, up 39.7% year-over-year

Minneapolis, MN, May 22, 2018 – Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (HCM) software company, announced today its financial results for the first quarter ended March 31, 2018. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

David Ossip, Chairman and Chief Executive Officer of Ceridian, commented, “Over the last five years, we have transformed Ceridian into a leading HCM cloud technology company. Our recent IPO was a significant milestone for us. Although we are very proud of all that we have achieved so far, we believe we have much more to accomplish and look forward to the opportunities and challenges that lie ahead.”

Ossip continued, “We are pleased with our strong financial results for the first quarter of 2018. We believe that our focus on a culture of innovation and employee engagement creates successful outcomes for our customers and drives growth in our business.”

Financial Highlights for the First Quarter of 2018

Revenue

•	Cloud revenue increased 38.0% to $125.2 million from $90.7 million in the first quarter of 2017.

•	Total HCM revenue, which includes revenue from both our Cloud and Bureau solutions, increased 11.8% to $187.2 million; and total revenue, which includes revenue from both the HCM and Lifeworks segments, increased 11.7% to $208.9 million from $187.0 million in the first quarter of 2017.

•	Excluding the effect of foreign currency fluctuations, Cloud revenue increased 35.6%, and total revenue increased 9.9%.

Operating Profit (loss), Pretax Income (Loss) and Net Income (Loss)

•	HCM operating profit increased to $27.3 million from $10.9 million in the first quarter of 2017, and total operating profit increased to $26.4 million from $12.2 million in the first quarter of 2017.

•	Pretax income was $4.2 million as compared to a pretax loss of $9.2 million in the first quarter of 2017.

•	GAAP net loss from continuing operations attributable to Ceridian was $2.1 million, compared to a net loss from continuing operations attributable to Ceridian of $11.7 million for the first quarter of 2017. Net loss per share from continuing operations attributable to Ceridian was $(0.11) for the first quarter of 2018 based on 65.3 million basic and diluted weighted average common shares outstanding. Net loss per share from continuing operations attributable to Ceridian was $(0.25) for the first quarter of 2017, based on 65.0 million basic and diluted weighted average common shares outstanding.

HCM Adjusted EBITDA

•	HCM Adjusted EBITDA increased 39.7% to $43.6 million from $31.2 million in the first quarter of 2017.

•	HCM Adjusted EBITDA margin increased to 23.3% from 18.6%, in the first quarter of 2017.

Balance Sheet and Cash Flow

•	Cash and cash equivalents were $62.2 million as of March 31, 2018.

•	Cash flow from operating activities for the first quarter of 2018 was ($23.3) million compared to ($44.0) million for the first quarter of 2017.

Dayforce Live Customer Count

•	3,154 Dayforce customers were live on the Dayforce platform at the end of the first quarter of 2018, an increase of 674 customers as compared to 2,480 Dayforce customers at the end of the first quarter of 2017.

Business Outlook

Based on information available as of May 22, 2018, Ceridian is issuing guidance for the second quarter and full year fiscal 2018 as indicated below.

Second Quarter 2018

•	Cloud revenue is expected to be in the range of $123 million to $125 million.

•	Total HCM revenue is expected to be in the range of $173 million to $175 million.

•	HCM Adjusted EBITDA is expected to be in the range of $27 million to $29 million.

Full Year Fiscal 2018

•	Cloud revenue is expected to be in the range of $521 million to $524 million.

•	Total HCM revenue is expected to be in the range of $730 million to $735 million.

•	HCM Adjusted EBITDA is expected to be in the range of $148 million to $152 million.

We have not reconciled the Adjusted EBITDA ranges for the second quarter of 2018 or the full fiscal year of 2018 to the directly comparable GAAP financial measure because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, non-cash stock-based compensation expense, changes in foreign currency exchange rates and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to the directly comparable GAAP financial measure is not available at this time without unreasonable effort.

Conference Call Details

Ceridian will host a conference call on May 22, 2018 at 8:00 a.m. Eastern Daylight Time to discuss the financial results for the first quarter of 2018. The conference call can be accessed by dialing 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International). Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at http://investors.ceridian.com.

The conference call replay will be available from 11:00 a.m. Eastern Daylight Time on May 22, 2018, through May 29, 2018, by dialing 1-844-512-2921 (U.S. & Canada), or 1-412-317-6671 (International). The replay passcode will be 13679199.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including HCM Adjusted EBITDA, HCM Adjusted EBITDA margin, and revenue growth in a constant currency. We believe that HCM Adjusted EBITDA and HCM Adjusted EBITDA margin, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define HCM Adjusted EBITDA as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, LifeWorks EBITDA, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and environmental reserve charges. HCM Adjusted EBITDA margin is determined by calculating the percentage HCM Adjusted EBITDA is of Total HCM Revenue. Management believes that HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are helpful in highlighting management performance trends because HCM Adjusted EBITDA and HCM Adjusted EBITDA margin exclude the results of decisions that are outside the control of operating management.

Our presentation of HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are intended as supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. HCM Adjusted EBITDA and HCM Adjusted EBITDA margin should not be considered as alternatives to operating income (loss), net income (loss), earnings per share, or any other performance measures derived in accordance with U.S. GAAP, or as measures of operating cash flows or liquidity. Our presentation of HCM Adjusted EBITDA and HCM Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by these items. HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess our operating performance.

HCM Adjusted EBITDA and HCM Adjusted EBITDA margin are not defined under U.S. GAAP, are not measures of net income, operating income, or any other performance measures derived in accordance with U.S. GAAP, and are subject to important limitations. Our use of the terms HCM Adjusted EBITDA and HCM Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with U.S. GAAP.

HCM Adjusted EBITDA and HCM Adjusted EBITDA margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect the impact of share-based compensation upon our results of operations;

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt; and

•	HCM Adjusted EBITDA and HCM Adjusted EBITDA margin do not reflect our income tax expense or the cash requirements to pay our income taxes.

In evaluating HCM Adjusted EBITDA and HCM Adjusted EBITDA margin, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue growth in a constant currency to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations. We calculate percentage change in revenue on a constant currency basis by applying a fixed 1.30 Canadian dollar to 1 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars and 0.75 British pound sterling to 1 U.S. dollar foreign exchange rate to revenues originally booked in British pound sterling for all applicable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to second quarter and full year fiscal 2018 total HCM revenue, cloud revenue and HCM Adjusted EBITDA, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following: our inability to attain or to maintain profitability; significant competition for our solutions; our inability to continue to develop or to sell our existing Cloud solutions; our inability to manage our growth effectively; the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue; the market for enterprise cloud computing develops slower than we expect or declines; efforts to increase use of our Cloud solutions and our other applications may not succeed; we fail to provide enhancements and new features and modifications to our solutions; we fail to comply with the FTC’s ongoing consent order regarding data protection; system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; we are unable to successfully expand our current offerings into new markets or further penetrate existing markets; we are unable to meet the more complex configuration and integration demands of our large customers; our customers declining to renew their agreements with us or renewing at lower performance fee levels; we fail to manage our technical operations infrastructure; we are unable to maintain necessary third party licenses or errors; our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; we fail to keep pace with rapid technological changes and evolving industry standards; changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself and general economic, political and market forces beyond our control. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; the US Federal Reserve and Bank of Canada continue to increase interest rates as anticipated; foreign exchange rates, specifically USD to CAD and USD to GBP, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions, except share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$62.2	$99.6
Trade and other receivables, net	81.1	79.9
Prepaid expenses	49.2	37.9
Other current assets	1.8	5.3

Total current assets before customer trust funds	194.3	222.7
Customer trust funds	4,293.9	4,099.7

Total current assets	4,488.2	4,322.4
Property, plant, and equipment, net	103.4	103.8
Goodwill	2,075.8	2,087.3
Other intangible assets, net	206.6	212.4
Other assets	5.5	4.0

Total assets	$6,879.5	$6,729.9

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	47.6	48.8
Accrued interest	2.7	15.9
Deferred revenue	18.5	16.8
Employee compensation and benefits	55.7	70.0
Other accrued expenses	16.7	15.5

Total current liabilities before customer trust funds obligations	141.2	167.0
Customer trust funds obligations	4,313.2	4,105.5

Total current liabilities	4,454.4	4,272.5
Long-term debt, less current portion	1,120.5	1,119.8
Employee benefit plans	147.3	152.4
Other liabilities	53.8	56.2

Total liabilities	5,776.0	5,600.9
Commitments and contingencies
Stockholders’ equity:
Senior preferred stock, $0.01 par, 70,000,000 shares authorized, 16,802,144 shares issued and outstanding as of March 31, 2018 and December 31, 2017	190.1	184.8
Junior preferred stock, $0.01 par, 70,000,000 shares authorized, 58,244,308 shares issued and outstanding as of March 31, 2018 and December 31, 2017	0.6	0.6
Common stock, $0.01 par, 150,000,000 shares authorized, 65,374,309 shares issued and outstanding as of March 31, 2018 and 65,285,962 shares issued and outstanding as of December 31, 2017	0.7	0.7
Additional paid in capital	1,568.3	1,565.4
Accumulated deficit	(355.6)	(348.2)
Accumulated other comprehensive loss	(337.7)	(312.1)

Total stockholders’ equity	1,066.4	1,091.2
Noncontrolling interest	37.1	37.8

Total equity	1,103.5	1,129.0

Total liabilities and equity	$6,879.5	$6,729.9

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited; dollars in millions, except share and per share data)

	Three Months ended March 31,
	2018	2017
Revenue:
Recurring services	$188.7	$171.4
Professional services and other	20.2	15.6

Total revenue	208.9	187.0
Cost of revenue:
Recurring services	62.7	58.8
Professional services and other	32.8	33.9
Product development and management	15.4	12.8
Depreciation and amortization	8.8	7.7

Total cost of revenue	119.7	113.2

Gross profit	89.2	73.8
Costs and expenses:
Selling, general, and administrative	65.6	60.7
Other (income) expense, net	(2.8)	0.9
Interest expense, net	22.2	21.4

Total costs and expenses	85.0	83.0

Income (loss) from continuing operations before income taxes	4.2	(9.2)
Income tax expense	6.8	2.5

Loss from continuing operations	(2.6)	(11.7)
Income from discontinued operations	—	0.5

Net loss	(2.6)	(11.2)

Net loss attributable to noncontrolling interest	(0.5)	—

Net loss attributable to Ceridian	$(2.1)	$(11.2)

Net loss per share attributable to Ceridian - basic and diluted	$(0.11)	$(0.24)
Weighted-average shares used to compute net loss per share attributable to Ceridian - basic and diluted	65,314,462	65,034,610

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited, dollars in millions)

	Three Months ended March 31,
	2018	2017
Net loss	$(2.6)	$(11.2)
Items of other comprehensive income (loss) before income taxes:
Change in foreign currency translation adjustment	(16.1)	4.9
Change in unrealized (loss) gain from invested customer trust funds	(13.4)	1.8
Change in pension liability adjustment	2.9	2.6

Other comprehensive (loss) income before income taxes	(26.6)	9.3
Income tax expense, net	0.8	1.6

Other comprehensive (loss) income after income taxes	(27.4)	7.7

Comprehensive loss	(30.0)	(3.5)
Comprehensive (loss) income attributable to noncontrolling interest	(0.7)	0.1

Comprehensive loss attributable to Ceridian	$(29.3)	$(3.6)

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three Months ended March 31,
	2018	2017
Net loss	$(2.6)	$(11.2)
Income from discontinued operations	—	(0.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(0.1)	(0.3)
Depreciation and amortization	14.9	14.1
Amortization of debt issuance costs and debt discount	1.0	0.8
Net periodic pension and postretirement cost	0.6	0.3
Share-based compensation	2.9	4.5
Other	(0.1)	(0.4)
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(1.9)	4.0
Prepaid expenses and other current assets	(11.4)	(9.3)
Accounts payable and other accrued expenses	(0.5)	(5.5)
Deferred revenue	1.7	0.7
Employee compensation and benefits	(16.7)	(19.9)
Accrued interest	(13.1)	(13.5)
Accrued taxes	6.3	(8.5)
Other assets and liabilities	(4.3)	0.7

Net cash used in operating activities - continuing operations	(23.3)	(44.0)
Net cash used in operating activities - discontinued operations	(0.1)	(0.7)

Net cash used in operating activities	(23.4)	(44.7)
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(520.6)	(185.7)
Proceeds from sale and maturity of customer trust funds marketable securities	175.4	133.8
Net change in restricted cash and other restricted assets held to satisfy customer trust funds obligations	114.8	(860.1)
Expenditures for property, plant, and equipment	(2.9)	(2.6)
Expenditures for software and technology	(7.4)	(6.2)
Net proceeds from divestitures	—	0.9

Net cash used in investing activities	(240.7)	(919.9)
Cash Flows from Financing Activities
Increase in customer trust funds obligations, net	230.4	912.0
Repurchase of stock	—	(1.8)
Repayment of long-term debt obligations	(0.3)	—

Net cash provided by financing activities	230.1	910.2
Effect of Exchange Rate Changes on Cash	(3.4)	0.7

Net decrease in cash and equivalents	(37.4)	(53.7)
Cash and equivalents at beginning of period	99.6	131.4

Cash and equivalents at end of period	$62.2	$77.7

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three Months ended March 31,
	2018	2017
HCM operating profit	$27.3	$10.9
Depreciation and amortization	13.9	13.1

HCM EBITDA from continuing operations (1)	41.2	24.0
Sponsorship management fees (2)	0.5	0.5
Intercompany foreign exchange loss (gain)	(2.8)	0.8
Share-based compensation (3)	2.7	4.2
Severance charges (4)	1.9	1.9
Restructuring consulting fees (5)	0.1	(0.2)

HCM Adjusted EBITDA	$43.6	$31.2

(1)	We define HCM EBITDA from continuing operations as HCM net income or loss before interest, taxes, depreciation and amortization, and net income or loss from discontinued operations.

(2)	Represents expenses related to our management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC (“THLM”) and Cannae Holdings, LLC. See Note 16 to our condensed consolidated financial statements, “Related Party Transactions,” for further information.

(3)	Represents the share-based compensation adjustment only for our HCM segment.

(4)	Represents costs for severance compensation paid to employees whose positions have been eliminated, resulting primarily from the shift of business from our Bureau solutions to our Cloud solutions.

(5)	Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of indebtedness, issuance of equity interests, or refinancing.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com